Exhibit 11.1


                      AMERICAN MOBILE SATELLITE CORPORATION
                     ---------------------------------------
                    COMPUTATIONS OF EARNING PER COMMON SHARE
                     ---------------------------------------
                    (in thousands, except per share amounts)
                     ---------------------------------------


                                                                    Three Months                    Six Months Ended
                                                                   Ended June 30,                       June 30,

                                                              1997               1996            1997            1996
                                                              ----               ----            ----            ----


PRIMARY CALCULATION
-------------------
Net Loss                                                       ($26,842)          ($43,509)       ($53,923)       ($73,386)
                                                               =========          =========       =========       =========

Net Loss per common share                                        ($1.07)            ($1.74)         ($2.15)         ($2.94)
                                                                 =======            =======         =======         =======

Weighted-average common shares outstanding                       25,120             25,012          25,115          25,003
                                                                 =======            ======          ======          ======

FULLY DILUTED CALCULATION
-------------------------
Net Loss  (1)                                                  ($26,842)          ($40,024)       ($53,923)       ($67,992)
                                                               =========          =========       =========       =========

Net Loss per common share                                        ($1.07)            ($1.59)         ($2.14)         ($2.69)
                                                                 =======            =======         =======         =======

Weighted-average common shares outstanding                       25,182              25,155         25,177           25,258
                                                                 =======             ======         =======          ======



                                                                    Three Months                    Six Months Ended
                                                                   Ended June 30,                       June 30,

(1)  Calculated as follows:                                   1997               1996            1997            1996
                                                              ----               ----            ----            ----

Primary net loss                                            $(26,842)          ($43,509)       ($53,923)       ($73,386)
Amortization of debt discount                                     --              1,258              --           2,253
Interest on convertible debt                                      --              2,227              --           3,141
                                                           ---------          ----------       ---------       ---------
                                                            ($26,842)          ($40,024)       ($53,923)       ($67,992)
                                                            =========          =========       =========       =========

(2)  Calculated as follows:
      Historical weighted average number of shares            25,120             25,012          25,115          25,003
      Assumed exercise of stock options                           --                 43              --             108
      Assumed exercise of stock purchase warrants                 62                100              62             147
                                                            --------           --------         -------          -------

                                                              25,182             25,155          25,177          25,258
                                                             =======            =======         =======          ======


